Exhibit 16

Weinberg & Baer LLC
115 Sudbrook Lane, Baltimore, MD 21208
Phone (410) 702-5660
________________________________________________________________________

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:           Merica Corp.

Ladies and Gentlemen:

We have read Item 4.01 of Merica Corp.’s Current Report on Form 8-K dated December 17, 2013, captioned “Changes in Registrant’s Certifying Accountant,” and are in agreement with the statements contained therein, as they relate to our firm.  We have no basis to agree or disagree with the other statements contained therein.

Very truly yours,

/s/ Weinberg & Baer LLC
Baltimore, Maryland
December 26, 2013